Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC
ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S‑3 of our report dated March 16, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in ParkerVision, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
 January 12, 2016